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                                                                    Exhibit 99.1


DATE:  November 14, 2005

FROM:
Broadview Media.
4455 West 77th Street
Edina, MN 55435

Red White
Chief Operating Officer
(952) 852-0417

FOR IMMEDIATE RELEASE

               BROADVIEW MEDIA, INC. ANNOUNCES 2ND QUARTER RESULTS

         MINNEAPOLIS, November 14 -- Broadview Media, Inc. (OTC Bulletin Board:
BDVM) today reported revenues for the second fiscal quarter ended September 30, 2005, of $2,593,043 versus $2,092,861 reported for the same period last year. Net loss totaled $135,211, or $0.02 per basic and diluted share, versus a net loss of $172,084, or $0.02 per basic and diluted share for the same period last year. Results for all periods prior to July 1st, 2005 have been combined and restated in a manner similar to a pooling of interests to reflect the acquisition of Utah Career College (UCC).

         Year to date revenues totaled $4,938,089 in fiscal 2006 versus $4,362,876 in fiscal 2005. For the six months ended September 30, 2005, the company reported a net loss of $530,584 or $0.07 per basic and diluted share, compared to a net loss of $215,315, or $0.03 per basic and diluted share in the previous year.

          "We are excited about the acquisition of the Utah Career College and pleased to report the US Department of Educations approval of the transaction. We believe there is significant opportunity for growth in the Education market and we will focus our resources in this area. Media Production continues to be challenging and we will reduce our emphasis in this arena," said Terry Myhre, Broadview chairman and CEO.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
---------------------------------------------------

                                         Three Months Ended                   Six Months Ended
                                            September 30,                       September 30,
                                            -------------                       -------------
                                        2005              2004              2005             2004
                                     -----------      -----------       -----------      -----------
Revenues                             $ 2,593,043      $ 2,092,861       $ 4,938,089      $ 4,362,876
Cost of products
   and services sold                   1,035,504          667,351         1,721,646        1,426,511
                                     -----------       ----------       -----------      -----------
Gross profit                           1,557,539        1,425,510         3,216,443        2,936,365
SG&A expense                           1,670,009        1,562,545         3,601,121        2,987,692
                                     -----------      -----------       -----------      -----------
Operating income (loss)                 (112,470)        (137,035)         (384,678)         (51,327)
Other expenses                           (22,741)          (9,049)         (144,606)         (22,602)
                                     -----------      -----------       -----------      -----------
Net loss before taxes                   (135,211)        (146,084)         (529,284)         (73,929)
Provision for income taxes                  -              26,000             1,300          141,386
                                     -----------      -----------       -----------      -----------
Net loss                             $  (135,211)     $  (172,084)      $  (530,584)     $  (215,315)

BASIC AND DILUTED NET
LOSS PER SHARE                       $     (0.02)     $     (0.02)      $     (0.07)     $     (0.03)

BASIC  AND DILUTED
WEIGHTED  AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING                           7,746,837        7,334,528         7,733,864        7,328,426


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
CONDENSED CONSOLIDATED BALANCE SHEET             SEPTEMBER 30, 2005                    MARCH 31,2005
------------------------------------             ------------------                    -------------
Current Assets                                       $  1,849,526                       $  2,050,636
Total Assets                                            3,863,083                          3,466,458
Current Liabilities                                     1,512,290                            569,912
Total Liabilities                                       1,888,273                          1,011,065
Stockholders' Equity                                    1,974,810                          2,455,393



--------------------------------------------------------------------------------
ABOUT BROADVIEW MEDIA

Broadview Media is engaged in two business segments, Education and Media Production.

Education is conducted through Broadview Media's wholly owned subsidiary d/b/a Utah Career College located in West Jordan, Utah and is accredited to award diplomas and Associate degrees in multiple training courses including Paralegal, Veterinary Technology, Nursing and Business Administration.

Media Production operates full-service media production facilities in Chicago and Minneapolis, which provide creative and production services for educational courses, television programming, and business communications. Major clients include Scott Foresman, Houghton Mifflin, Pearson PLC, Home & Garden Television, The History Channel, Tellabs, United Way and Chicago's Children's Memorial Hospital.

The Company is publicly traded on the OTC Bulletin Board under the trading symbol BDVM.



For additional information, please contact:              Red White
                                                         Chief Operating Officer
                                                         952.852.0417 (phone)
                                                         redw@BroadviewMedia.com



CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe,"


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"estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Media's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Media's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Media at 952-835-4455, ext 214.

All information in this release is as of November 14, 2005. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.